UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2023

ESG Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-259772	87-1918342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

523 School House Rd.,
Kennett Square, PA 19348
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
267-467-5871

Plasma Innovative Inc.

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PMIN	N/A

Item 1.01 – Entry into a Material Definitive Agreement

On November 16, 2023, Plasma Innovative Inc. (the “Parent”) entered into Agreement and Plan of Merger, (the “Plan of Merger”), with its recently formed wholly owned subsidiary, ESG Inc., a Nevada corporation, (the “Merger Sub”), pursuant to which it was agreed that the Merger Sub would merge with and into the Parent, (the “Merger”). Following the consummation of the Merger, the separate existence of Merger Sub would cease, and the Parent would continue as the surviving corporation with the Parent’s name changed to ESG Inc. (the “Company”).

Pursuant to the Plan of Merger, (i) the Parent’s articles of incorporation in effect on November 27, 2023, as amended pursuant to the Articles of Merger (as defined below) to change the name of the surviving corporation to ESG Inc., remain the articles of incorporation of the surviving corporation, (ii) the bylaws in effect at the effective time of the Merger remain the bylaws of the surviving corporation, and (iii) the directors and officers of the Parent immediately prior to and after the effective time of the Merger remain the directors and officers of the surviving corporation.

The foregoing is a summary only and does not purport to be a complete description of all terms, provisions, covenants, and agreements contained in the Plan of Merger, and is subject to and qualified in its entirety by reference to the full text of the Plan of Merger, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 5.03 – Amendments to Articles of Incorporation.

Effective November 27, 2023, we filed Form Articles of Merger (the “Articles of Merger”) with the Secretary of the state of Nevada to effect the Merger. The Articles of Merger provided that Article I of our articles of incorporation was amended to change our name to ESG Inc. There were no other changes to the Company’s Certificate of Incorporation.

The Company’s board of directors approved the merger. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval was not required for the foregoing corporate actions.

The Company’s common stock will continue to trade on the OTC Market under its existing symbol “PMIN” until the filing of symbol change into ESGF with FINRA is effected.

The merger and resulting name and symbol change do not affect the rights of the Company’s security holders, creditors, customers or suppliers. Following the name and symbol change, the Company’s stock certificates, which reflect its prior corporate name and symbol, will continue to be valid.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Articles of Merger, and is subject to and qualified in its entirety by reference to the full text of the Articles of Merger, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01– Financial Statements and Exhibits.

(d)   Exhibits.

2.1	Plan of Merger, dated effective as of November 16, 2023, by and between Plasma Innovative Inc. and ESG Inc.
3.1	Form Articles of Merger between Plasma Innovative Inc. and ESG Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023	/s/ Zhi Yang
Zhi Yang
President